SUBORDINATION AGREEMENT

This SUBORDINATION AGREEMENT (the  “Agreement”) made as of February 2, 2012, between Jubilant Cadista Pharmaceuticals Inc., a Delaware corporation ("Borrower"), having an address at 207 Kiley Drive, Salisbury, MD 21801 (the "Debtor"), Cadista Holdings Inc., a Delaware corporation, having an address at 207 Kiley Drive, Salisbury, MD 21801 and which is the direct parent company of the Debtor ("Parent Company" or “Subordinator”), and ICICI Bank Limited, New York Branch (the "Creditor").

1.          Debt. The Subordinator warrants and represents to the Creditor that the Subordinator is the direct or indirect owner of 100% of the shares of capital stocks of the Debtor and the Debtor is or may in the future be indebted to Subordinator, without any defense, offset, or counterclaim.

2.          Subordination. To induce the Creditor to lend or advance moneys or otherwise extend credit to the Debtor pursuant to a Credit Facility Agreement dated as of the date hereof and executed between the Debtor and the Creditor (the “Facility Agreement”), and to better secure the Creditor in respect thereof, the Subordinator hereby subordinates the indebtedness owed by the Debtor to the Subordinator as well as any other indebtedness which the Debtor may now or hereafter owe to the Subordinator to all debts, demands, claims, liabilities, or causes of action for which the Debtor may now or at any time hereafter in any way be liable to the Creditor. The Debtor shall not pay, and the Subordinator shall not accept payment of or assert or seek to enforce against the Debtor, any indebtedness now or hereafter owing by the Debtor to the Subordinator or any collateral or security thereto appertaining, unless and until the Creditor has been paid in full all such debts, claims, liabilities, demands, or causes of action now or hereafter owing to the Creditor by the Debtor. In the event of any receivership, insolvency or bankruptcy proceedings instituted by or against Debtor, or assignment or trust mortgage of any of Debtor’s assets for the benefit of Debtor’s creditors, or execution sale of any of its assets, or proceedings for reorganization of, or readjustment of debt by, Debtor, or marshaling of Debtor’s assets or proceedings, whether or not judicial, for liquidation, dissolution or other winding up of Debtor, or any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of Debtor’s assets occurring for any reason, Subordinator will, in any such case, assign and pay over or deliver to Creditor, to the extent necessary to satisfy the then existing indebtedness and liabilities of Debtor to Creditor in full with interest (plus expenses of collection), any and all dividends, payments and other distributions with respect to the subordinated indebtedness to which Subordinator would be entitled, of any kind or character, either in cash, property or securities, to be held by Creditor and applied by it for its own account to the extent of its rights hereunder

3.          Assignment. As further security for the Creditor, the Subordinator hereby assigns to the Creditor any and all such indebtedness now or hereafter owing by the Debtor to the Subordinator and any all collateral or security therefor. The Subordinator agrees to assign, endorse and deliver to and deposit with the Creditor any and all notes or other obligations or instruments evidencing any such indebtedness and all collateral and security thereto appertaining, hereby irrevocably authorizing the Creditor to collect, receive, enforce and accept any and all sums or distributions of any kind that may become due, payable, or distributable on or in respect of such indebtedness, either principal or interest, or such collateral or security, whether paid directly or indirectly by the debtor, paid or distributed in any bankruptcy, receivership, reorganizations, or dissolution proceedings or otherwise. The Subordinator irrevocably authorizes the Creditor in its sole discretion to make and present claims therefor in any such proceedings, in the name of either the Creditor or the Subordinator, and in case any such sums or distributions come into the Subordinator's hands the Subordinator shall promptly turn the same over to the Creditor.

4.          Representations. The Subordinator hereby represents and warrants that:

(a)	It has not assigned or transferred any of the indebtedness or any interest therein or any such collateral or security to any other person and that it shall make no assignment or transfer thereof.
(b)	All notes or written obligations taken to evidence the indebtedness or all renewal notes or written obligations shall be endorsed with a proper notice of this Agreement.
(c)	The obligations expressed to be assumed by it in this Agreement are legal, valid, binding and enforceable obligations of the Subordinator.
(d)	It has the power to enter into, perform and deliver, and has taken all necessary corporate and other action to authorize its entry into, performance and delivery of, this Agreement, including without limitation, the consent the Boards of the Parent Company and the Ultimate Parent that are attached hereto as Exhibit A.

(e)	The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:
(i)	any law or regulation applicable to it or binding on its property or assets;
(ii)	its constitutional documents; and/ or
(iii)	any agreement or instrument binding on it or any of its property or assets.
(f)	It has obtained as of the date hereof, all authorizations, consents, permits and licenses required:
(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Agreement;
(ii)	to make this Agreement enforceable against Subordinator; and
(iii)	to enable it to carry on its business, trade and ordinary activities, have been obtained or effected and are in full force and effect.

5.          Claims. The Subordinator hereby waives and postpones in favor of the Creditor all claims of every kind and description that the Subordinator may now or hereafter have against the Debtor until the payment by the Debtor to the Creditor of all debts, claims, demands, or causes of action of every character and description that the Creditor may now or hereafter have against the Debtor, whether arising hereunder or in any other manner.

6.           Waiver. The Subordinator waives notice of acceptance hereof, notice of the creation of any indebtedness or liability of the Debtor to the Creditor, the giving or extension of credit to the Debtor, or the taking or releasing of security for the payment thereof, and waives presentment, demand, protest, notice of protest or default, and all other notices to which the Subordinator might otherwise be entitled.

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7.         Continuance of Agreement. This Agreement and the obligations of the Debtor and the Subordinator and the rights and privileges to the Creditor hereunder shall continue until payment in full of all claims and amounts due to the Creditor from the Debtor notwithstanding any action or non action of the Creditor with respect thereto or any collateral therefor and any guarantees thereof..

8.         Subrogation. The Subordinator shall be subrogated to all rights of Creditor against the Debtor in respect of any amount paid to Creditor by the Subordinator under this Agreement, provided that, the Subordinator agrees that until the date that all of the obligations of the Debtor under the Facility Agreement are indefeasibly paid in full, the Subordinator shall not exercise any right or remedy against the Debtor in respect of any of the obligations of the Debtor under the Facility Agreement or any security therefore arising by reason of any performance by the Subordinator of this Agreement, whether by subrogation or otherwise. If any amounts are paid to the Subordinator in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Creditor, and shall forthwith be paid to the Creditor to reduce the amount of the obligations of the Debtor under the Facility Agreement, whether matured or unmatured.

9.          Binding effect. This Agreement shall be binding on the Subordinator, and its successors and permitted assigns, and shall inure to the benefit of the Creditor, its successors and assigns.

10.        Entire agreement. This Agreement supersedes all agreements previously made between the parties relating to the subject matter covered by this Agreement .

11.        Notices. All notices or other documents under this Agreement shall be in writing and delivered personally or mailed by certified mail, postage prepaid, addressed to the parties at their last known addresses.

12.        Non-waiver. No delay or failure by a party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other right unless otherwise expressly provided herein.

13.       Headings. Headings in this agreement are for convenience only and shall not be used to interpret or construe its provisions.

14.       Governing law. This agreement shall be construed in accordance with and governed by the laws of the State of New York.

15.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

16.       Costs and Fees. The Subordinator and Debtor jointly and/or severally promise to pay all reasonable out-of -pocket costs and expenses (including without limitation reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, whether or not a lawsuit is filed or commenced.

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17.      Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws, excluding any laws regarding the conflict of laws, of the State of New York. The Subordinator and the Debtor hereby irrevocably consents and submits to the exclusive jurisdiction and venue of the Federal District Court or State Court of competent jurisdiction sitting in the New York County, State of New York for adjudication of any dispute concerning this Agreement and all other documents provided for herein. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY, AND ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT THEY MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTION.

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IN WITNESS WHEREOF the parties have signed this agreement the day and year first above written.

Jubilant Cadista PharmaceuticalS Inc.

By:	/ s / Kamal Mandan
Name: KAMAL MANDAN
Title: CHIEF FINANCIAL OFFICER

Cadista HoldingS Inc.

By: /s/ Kamal Mandan
Name: KAMAL MANDAN
Title: CHIEF FINANCIAL OFFICER

ICICI BANK LIMITED, NEW YORK BRANCH

By: /s/ Ashish Bafna
Name: ASHISH BAFNA
Title: ASSISTANT GENERAL MANAGER

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Exhibit A

Board Consents

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